Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September

	2011	2010	% Change	2011	2010	% Change

Consolidated –
Operating Revenues	$5,428	$5,320	2.0%	$13,961	$13,685	2.0%
Earnings Before Income Taxes	1,476	1,276	15.7%	3,114	2,796	11.4%
Net Income Available to Common	916	817	12.1%	1,942	1,822	6.6%

Alabama Power –
Operating Revenues	$1,671	$1,706	-2.1%	$4,431	$4,663	-5.0%
Earnings Before Income Taxes	454	427	6.3%	1,043	1,081	-3.5%
Net Income Available to Common	264	259	1.9%	606	652	-7.1%

Georgia Power –
Operating Revenues	$2,788	$2,628	6.1%	$7,042	$6,612	6.5%
Earnings Before Income Taxes	827	648	27.6%	1,631	1,342	21.5%
Net Income Available to Common	520	420	23.8%	1,035	896	15.5%

Gulf Power –
Operating Revenues	$468	$483	-3.2%	$1,192	$1,243	-4.1%
Earnings Before Income Taxes	68	70	-2.6%	143	165	-13.3%
Net Income Available to Common	41	43	-3.9%	86	101	-14.2%

Mississippi Power –
Operating Revenues	$326	$327	-0.4%	$875	$888	-1.4%
Earnings Before Income Taxes	57	53	8.0%	118	103	14.1%
Net Income Available to Common	38	34	13.2%	78	64	21.6%

Southern Power –
Operating Revenues	$363	$357	1.6%	$950	$862	10.2%
Earnings Before Income Taxes	89	93	-4.3%	216	156	38.6%
Net Income Available to Common	56	63	-10.4%	138	109	27.1%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.